                                                                                          EXHIBIT 32

                        CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
                                       18 U.S.C. SECTION 1350,
                                       AS ADOPTED PURSUANT TO
                            SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly  Report of Advanced  Lumitech,  Inc. (the "Company") on Form 10-QSB
for the  quarterly  period ended  September  30,  2005,  as filed with the  Securities  and Exchange
Commission  on the date hereof (the  "Report'),  I,  Patrick  Planche,  President,  Chief  Executive
Officer,  Treasurer  and Chief  Financial  Officer of the  Company,  certify,  pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the  Sarbanes-Oxley  Act of 2002, to the best of my knowledge, that:

(1)      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities
         Exchange Act of 1934; and

(2)      The information  contained in the Report fairly  presents,  in all material  respects,  the financial condition and result of operations of the Company.

/s/ Patrick Planche
--------------------------------------------
Patrick Planche, President,
Chief Executive Officer, Treasurer and
Chief Financial Officer
November 14, 2005